UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2005

GUITAR CENTER, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22207	95-4600862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5795 Lindero Canyon Road Westlake Village, California		91362
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 735-8800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

                                             Guitar Center, Inc. provided the following data regarding the status of its equity incentive plans and outstanding shares as of March 31, 2005:

•                  1996 Performance Stock Option Plan: 35,568 shares reserved for options currently issued and outstanding; zero shares reserved for future grants.

•                  1997 Equity Participation Plan of Guitar Center, Inc.: 1,901,106 shares reserved for options currently issued and outstanding; 34,691 shares reserved for future grants.

•                  2004 Guitar Center, Inc. Incentive Stock Award Plan: 590,400 shares reserved for options and deferred stock units currently issued and outstanding; 1,509,600 shares reserved for future grants (the shares reserved for future grant includes 700,000 shares approved by the board of directors subject to stockholder approval at the annual meeting of stockholders scheduled for May 5, 2005).

•                  Guitar Center, Inc. Employee Stock Purchase Plan:  324,523 shares reserved for future issuance.

•                  Total shares of common stock issued and outstanding: 25,864,966.

The information in this Item 7.01 is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Item shall not be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUITAR CENTER, INC.

Date: April 6, 2005
	By:	/s/ BRUCE ROSS
Bruce Ross
Executive Vice President and Chief Financial
Officer